Investor Presentation February 2024

This presentation contains forward-looking statements (“FLS”) which are protected as FLS under the PSLRA, and which are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. The assumptions and estimates underlying FLS are inherently uncertain and are subject to a wide variety of significant business and economic uncertainties and competitive risks that could cause actual results to differ materially from those contained in the prospective information. Accordingly, there can be no assurance CVR Energy, Inc. (together with its subsidiaries, “CVI”, “CVR Energy”, “we”, “us” or the Company”) will achieve the future results we expect or that actual results will not differ materially from expectations. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are FLS and include, but are not limited to, statements regarding future: safe and reliable operations; compliance with regulations; ability to minimize environmental impacts and create value; financial performance; profitable growth; increasing focus on renewable production, energy transition and lower carbon emissions; crude oil capacities; strategic value of our locations; access to crude oil and condensate fields and price- advantaged sources; liquid volume yields; percentage ownership of CVR Partners common units and its general partner; capacity of and production from our renewable diesel unit; fertilizer segment feedstock diversity, costs, and utilization rates; strategic priorities including our ability to operate safely, improve EH&S performance, preserve cash, focus our growth spending on renewables and high yield projects, maintain our balance sheet and liquidity, take advantage of market conditions and potential near term opportunities, deliver high value neat crude oils to our refineries, increase crude oil gathering rates, reduce purchases of Cushing WTI, realize transportation and product yield advantages, grow our renewable biofuels businesses, participate in the energy transition, reduce our carbon footprint, minimize our RIN exposure through production of renewable biofuels, achieve RDU production volumes, construct and start-up of pretreatment units, continue carbon capture and sequestration activities, and maximize returns to investors; market conditions; timing and cost of our turnarounds; ability to create long term value, optimize assets, invest in high return projects, improve feedstock supply, achieve capture rates and product placement, provide above average cash returns to investors, reduce cost of capital, optimize capital structure, maximize asset utilization and reduce downtime exposure; capex allocations; investments to diversify and enhance core assets; IRR targets; merger and acquisition opportunities; investment profile; repurchase of shares/common units/debt; divestiture of non-core or non-revenue generating assets; return or investment of excess cash; debt levels and capital structure in relation to peers; timing of completion of our pretreatment unit project at Wynnewood; reductions in carbon dioxide equivalent emissions and total recordable injury rates; manufacture of “blue” hydrogen and ammonia; focus of our sponsorship and volunteer activities; company policies; composition, experience and tenure of our directors; variable nature of our executive compensation; overhead and SG&A costs; sustaining and regulatory capex levels; timing and amount of our dividends/distributions, if any; crude oil capacity and throughput; complexity and quality of our facilities; optionality of our crude oil sourcing and/or marketing network; access to production; storage capacity and space on and direction of pipelines we utilize; levels of organic growth and renewable-focused investments, including the multiple achievements associated therewith; ability to maximize refined product netbacks; participation in renewable fuel blending economics; sales of blended products and RIN generation and capture; product sales outlets; crude oil, shale oil and condensate production, quality and pricing (including price advantages) and our access thereto (including cost of such access) via our logistics assets, truck fleet, pipelines or otherwise; quality of our refining assets; refining margin and cost of operations as compared to peers or otherwise; product mix; liquid volume, gasoline and distillate yields; utilization rates; economics of crude oil sales at Cushing, OK; the macro environment; gasoline and diesel supply and demand; product inventories; crack spreads, crude oil differentials (including our exposure thereto); renewable volume obligations; our renewable biofuels projects including the cost, timing, benefits, capacities, phases, board of director and regulatory approvals, completion, production, capital investment recovery, feedstocks, margins, credit capture and RIN impact thereof; composition of renewable feedstocks; benefits of our pretreatment project; discussions with potential partners for a renewable diesel project at Coffeyville; sustainable aviation fuel opportunities, including capacity thereof; our ability to secure renewable feedstock supply; conversion of hydrotreater at our Coffeyville facility to renewable service; reduction of carbon emissions; exploration of renewable power generation and carbon capture opportunities; the benefits of our business transformation segregating our renewables business and operations; the renewable diesel margin environment; RIN and low carbon fuel standard credit pricing; availability of the blenders tax credit; renewable feedstock carbon intensity; the ability and any decisions to return converted unit to hydrocarbon processing or install additional reactor following renewable conversion; cash flows from our renewable diesel projects; sensitivities for our renewables initiatives, including impacts thereof on cash flow; capital and turnaround expenses and timing therefor, including for our renewables initiatives; global and domestic nitrogen fertilizer supply, demand and consumption; farmer economics and cost structure; impact of fertilizer on yields; European nitrogen fertilizer production, including curtailments thereof; U.S. imports and exports of nitrogen fertilizer; nitrogen fertilizer pricing, including the drivers thereof; corn demand, stocks, uses, pricing, consumption, production, planting and yield, including the drivers thereof; corn consumption, exports and production drivers; ethanol demand; gasoline and ethanol demand destruction resulting from pandemics, including impact on corn demand and fertilizer consumption; grain and corn pricing; domestic nitrogen fertilizer market conditions, natural gas pricing, including impacts thereof on production; cost advantage of U.S. producers; corn planted acre levels; nitrogen fertilizer application rates; harvest timing; carryout inventories of corn and soybeans; nitrogen fertilizer inventories; export restrictions; corn futures pricing; ability to minimize distribution costs and maximize net back pricing; logistics optionality; sustainability of production; diversification of feedstock at our Coffeyville fertilizer facility, including the economics thereof; access to transportation for our products, including via rail; nitrogen fertilizer capacity, production and utilization rates; feedstock type and cost; sales revenue; maintenance, growth and turnaround spending; budget; EBITDA and adjusted EBITDA; distributions from our 45Q JV; weather conditions, including droughts; product pricing and capacities; impact of our decision not to pursue a spin-off of our nitrogen fertilizer business at this time and the reasons therefor; and other matters. You are cautioned not to put undue reliance on FLS (including forecasts and projections regarding our future performance) because actual results may vary materially from those expressed or implied as a result of various factors, including, but not limited to those set forth under “Risk Factors” in the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and any other filings with the Securities and Exchange Commission by CVR Energy, Inc. (“CVI”) or CVR Partners, LP (“UAN”). These FLS are made only as of the date hereof. Neither CVI nor UAN assume any obligation to, and they expressly disclaim any obligation to, update or revise any FLS, whether as a result of new information, future events or otherwise, except as required by law. Non-GAAP Financial Measures Certain financial information in this presentation (including EBITDA and Adjusted EBITDA) are not presentations made in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) and use of such terms varies from others in the same industry. Non-GAAP financial measures should not be considered as alternatives to income from continuing operations, income from operations or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures have important limitations as analytical tools, and you should not consider them in isolation or as substitutes for results as reported under GAAP. This presentation includes a reconciliation of certain non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP. Market and Industry Data The market and industry data included in this presentation is based on a variety of sources, including independent industry publications, government publications and other published independent sources, information obtained from customers, distributors, suppliers, trade and business organizations and publicly available information (including the reports and other information our competitors file with the Securities and Exchange Commission, which we did not participate in preparing and as to which we make no representation), as well as our good faith estimates, which have been derived from management’s knowledge and experience in the areas in which our business operates. Estimates of market size and relative positions in a market are difficult to develop and inherently uncertain. Accordingly, investors should not place undue weight on the industry and market share data presented in this presentation. Forward-Looking Statements

Mission and Values Safety - We always put safety first. The protection of our employees, contractors and communities is paramount. We have an unwavering commitment to safety above all else. If it’s not safe, then we don’t do it. Environment - We care for our environment. Complying with all regulations and minimizing any environmental impact from our operations is essential. We understand our obligation to the environment and that it’s our duty to protect it. Integrity - We require high business ethics. We comply with the law and practice sound corporate governance. We only conduct business one way – the right way with integrity. Corporate Citizenship - We are proud members of the communities where we operate. We are good neighbors and know that it’s a privilege we can’t take for granted. We seek to make a positive economic and social impact through our financial donations and contributions of time, knowledge and talent of our employees to the places where we live and work. Continuous Improvement - We foster accountability under a performance-driven culture. We believe in both individual and team success. We foster accountability under a performance-driven culture that supports creative thinking, teamwork, diversity and personal development so that employees can realize their maximum potential. We use defined work practices for consistency, efficiency and to create value across the organization. Our core values are driven by our people, inform the way we do business each and every day and enhance our ability to accomplish our mission and related strategic objectives. Our mission is to be a top tier North American renewable fuels, petroleum refining, and nitrogen-based fertilizer company as measured by safe and reliable operations, superior financial performance and profitable growth. 2

Company Overview

Company Highlights

- **Founded:** 2006
- **Headquarters:** Sugar Land, TX
- **Employees:** 1,550+
- **Description:** CVR Energy is a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing industries, with an increasing focus on the production of renewable biofuels, the energy transition, and lower carbon emissions. CVR Energy has two primary business segments: Petroleum and Nitrogen Fertilizer. Our renewables business is comprised of our Renewable Diesel Unit at Wynnewood, the results of which are not currently reflected in our reportable segments.[1]

Adjusted EBITDA [(3)]



$1,500
$1,300
$1,100
$900
$700
$500
$300
$100
($100)
($000)
2020
2021
2022
2023
Petroleum Segment(3)
Nitrogen Fertilizer Segment(3)

Business Segments



Petroleum Segment:

- Two strategically located Mid-Continent refineries close to Cushing, Oklahoma. Total nameplate capacity 206,500 bpd.
- Direct access to crude oil and condensate fields in the Anadarko and Arkoma Basins.
- Complementary logistics assets and access to multiple key pipelines provide a variety of price advantaged crude oil supply options – 100% exposure to Brent – WTI differential.
- 97% liquid volume yield and 92% yield of gasoline and distillate.[2]



Nitrogen Fertilizer Segment:

- CVR Energy owns the general partner and 37% of the common units of CVR Partners, LP (NYSE: UAN).
- Two strategically located facilities serving the Southern Plains and Corn Belt.
- Primarily engaged in the production of the nitrogen fertilizers ammonia and urea ammonium nitrate (UAN).
- Diverse feedstock exposure through petroleum coke and natural gas.

(1) Our renewables business does not meet the definition of a reportable segment as defined under Accounting Standards Codification Topic 280.
(2) Based on total throughputs; for the twelve months ended December 31, 2023.
(3) Adjusted EBITDA, Petroleum Adjusted EBITDA and Nitrogen Fertilizer Adjusted EBITDA are non-GAAP measures. See the appendix for the definitions and reconciliations of these non-GAAP measures to their most directly comparable GAAP measures.

3

Strategic Priorities Focus on EH&S Performance Preserve Cash Flow Maintain Balance Sheet & Liquidity Focus on Crude Oil Quality & Differentials Grow our Renewables Business Maximize Returns to Investors Focusing on improvements in Environmental, Health and Safety Maters – Safety is Job #1 Consolidated Tier 1 process safety incidents and environmental events for 2023 declined 21% and 20%, respectively, compared to 2022. Nitrogen Fertilizer Segment achieved a 75% reduction in environmental events year over year and had zero Tier 1 process safety incidents in 2023. Concentrating capital spending on projects that are critical to safe, reliable operations, with growth projects limited to renewables and high-return projects in refining Growth capital spending focused on renewables and high-return projects in refining (i.e. Diesel Yield Optimization and Wynnewood HF Acid Replacement). Coffeyville Refinery turnaround completed in early April 2023 and next turnaround is planned for Wynnewood in 2024. No turnarounds planned at fertilizer facilities until 2025. Positioned to take advantage of strong market conditions and potential near-term opportunities Preserving our strong balance sheet with total liquidity position of $785 million(1) excluding CVR Partners at the end of 4Q 2023. Increased liquidity position by approximately 16% from year end 2022. Leveraging our strategic location and proprietary gathering system to deliver high value neat crude oils to our refineries Gathering volumes in 4Q 2023 averaged approx. 138,000 bpd, an increase of approx. 18,000 bpd from 4Q 2022. Working to further increase volumes and reduce purchases of Cushing WTI. Transportation and product yield advantages from gathered crude oil typically $0.50 - $1.00 per bbl relative to Cushing WTI. Participating in the energy transition through the production of renewables and reducing the carbon footprint of our operations while reducing our exposure to Renewable Identification Numbers (RINs) Wynnewood renewable diesel unit (RDU) completed in April 2022. Pretreatment unit (PTU) mechanically complete and expected to begin operations in 1Q 2024. Carbon capture and sequestration activities continuing at Coffeyville Fertilizer Facility. Focusing on free cash flow generation to maximize cash returns to investors Over the past four quarters CVR Energy’s regular and special dividends declared have totaled $4.50 per share, and CVR Partners’ distributions declared have totaled $17.80 per common unit. CVR Energy’s annualized dividend yield of 5.6%(2) is the highest among the independent refiners. 4(1) Total liquidity as of December 31, 2023 comprised of $536MM of cash and availability under the CVR Refining ABL of $249MM. (2) As of 2/15/2024 closing price. Peer group includes: Delek US Holdings, HF Sinclair, Marathon Petroleum, Par Pacific , PBF Energy, Phillips 66 and Valero.

Capital Allocation Strategy Safety, reliability and environmental compliance are core to CVR’s management philosophy ▪ Approximately $100MM in annual sustaining and regulatory capex, allocated to assets through a continuous assessment process. ▪ Run-rate annual refining turnaround investment of $75MM over a five-year cycle to maximize asset utilization and reduce downtime exposure. Strategically invest in asset development and businesses that diversify and enhance core assets ▪ 30% target IRR for traditional refining organic projects. ▪ 20% target IRR for renewables-focused investments as these assets typically garner higher multiples. ▪ Evaluate merger and acquisition activity as opportunities arise that diversify market exposure or offer significant synergy. Maintain an attractive investment profile by focusing on free cash flow generation for cash returns to stockholders ▪ Target an above average cash return yield for stockholders and unitholders. ▪ Repurchase stock/units/debt only when value added. ▪ Divest non-core or non-revenue generating assets. ▪ Ensure adequate liquidity to operate the business while returning or investing excess cash. ▪ Maintain debt levels and capital structure profile in line with or exceeding peer group. ▪ Create long-term value through safe, reliable operations and continuously optimizing core refining, renewables, fertilizer and associated logistics assets; ▪ Invest in high return projects that are complimentary to existing assets and improve feedstock supply or improve capture rate and product placement; ▪ Provide above average cash returns to investors through dividends/distributions and buybacks when value added; and ▪ Protect the balance sheet by maintaining appropriate liquidity, reducing cost of capital and optimizing capital structure. 5 CVR Energy declared a regular dividend of $0.50 per share for 4Q 2023. Over the past four quarters regular and special dividends declared have totaled $4.50 per share. Key Priorities: Non-Discretionary Asset Continuity Discretionary Investment Financial Discipline & Investor Returns

Governance ▪ Board-level ESG oversight. ▪ Annual Code of Ethics & Business Conduct Acknowledgement for all employees and directors. ▪ Average tenure of CVR Energy and CVR Partners Directors is less than ten years. ▪ Standing EH&S Committee chaired by independent Director and former Assistant Administrator for Enforcement of the EPA. ▪ More than 70% of Executive Compensation is variable and tied to Company performance. Social ▪ Diversity is a key component of our Mission & Values. ▪ Site-Level Community Impact Committees steer local contributions, sponsorships and volunteer activities. ▪ Volunteerism Policy providing employees paid time off to volunteer. ▪ Company-wide Diversity & Inclusion training. ▪ Remote Work Policy supporting employee engagement and retention. Environmental ▪ Renewable diesel unit start-up at the Wynnewood Refinery in April 2022. ▪ Wynnewood Refinery feedstock pretreatment unit (PTU) mechanically complete and expected to begin operations in 1Q 2024. ▪ Average reduction of 1 million metric tons per year of carbon dioxide equivalent emissions since 2020 in the Nitrogen Fertilizer Segment. ▪ Manufactured hydrogen and ammonia that we believe would qualify as “blue” with carbon capture and sequestration through enhanced oil recovery. ▪ Reduced consolidated Tier 1 process safety incidents in 2023 by 21% compared to 2022. ▪ Reduced consolidated environmental events for 2023 by 20% compared to 2022. ESG Highlights We make modern life possible through the products we manufacture while contributing to the economic well-being of our employees and the communities where we operate. 6

PETROLEUM SEGMENT

Asset Footprint 8 Nameplate crude oil capacity of 206,500 bpd across two refineries ▪ 4Q 2023 total throughput of 222,554 bpd ▪ FY 2023 total throughput of 208,219 bpd; Crude oil capacity utilization of approximately 92% Average complexity of 10.8 Located in Group 3 of PADD II ▪ Refineries are strategically located ~ 100 to 130 miles from Cushing, OK with access to domestic conventional and Canadian crude oils. ▪ Crude oil pipeline and truck gathering systems with access to production at the wellhead across Kansas, Nebraska, Oklahoma and Missouri. ▪ Historical space on key pipelines provide a variety of crude oil supply options; Reversed Red River pipeline connecting Wynnewood to Cushing. ▪ Contracted space on Keystone and Spearhead pipelines for up to 35,000 bpd of Canadian crude oil deliveries. ▪ Current logistics asset portfolio includes over 950 miles of owned, JV or leased pipelines, over 7 million barrels of total crude oil and product storage capacity, 39 LACT units and 124 crude oil and LPG tractor-trailers. Mid-Continent Refineries Crude Oil Sourcing Optionality (1) Included assets owned and leased by CVR. (1)

Strategically Located Mid-Con Refineries Multiple Product Sales Outlets Focused on maximizing refined product netbacks and participating in renewable fuel blending economics and internal generation of RINs whenever possible. For the full year 2023: ▪ Approximately 20% of refined product sales were across CVR’s refinery racks where we have opportunities to participate in renewable blending economics and internal generation of RINs. ▪ Approximately 33% of product sales were across Oneok and NuStar racks where we have opportunities to participate in renewable blending economics and capture of RINs at certain locations. ▪ Approximately 47% of product sales were to the bulk market where we do not participate in renewable blending. 9

High-Quality Refining Assets Consolidated High Utilization Rates Total Throughput and Production Mix(1) Consolidated Top Tier Refining Margin(1) Consolidated Low-Cost Operator(2) (1) Based on total throughputs and production for the twelve months ended December 31, 2023. Excludes publicly disclosed mark to market impacts on RIN obligations. (2) Operating expenses based on per barrel of total throughput for the twelve months ended December 31, 2023. (3) CVR Energy has contracted pipeline space up to 35,000 bpd but it has historically been more economic to sell heavy crude oils in Cushing, Oklahoma. (4) Other includes light crude oils from the Rockies, natural gasoline, isobutane, normal butane and gas oil. (5) Other includes pet coke, NGLs, slurry, sulfur and gas oil, and specialty products such as propylene and solvents; excludes internally produced fuels.. Total Throughput 208,219 bpd Total Production 206,959 bpd 10 Peer group includes: Delek US Holdings, HF Sinclair, Marathon Petroleum, Par Pacific , PBF Energy, Phillips 66 and Valero.

Constructive Macro Environment 11Source: EIA US Gasoline Demand PADD II Gasoline Demand US Diesel Demand PADD II Diesel Demand

Constructive Macro Environment 12Source: EIA US Gasoline Inventories PADD II Gasoline Inventories US Diesel Inventories PADD II Diesel Inventories

Constructive Macro Environment 13Source: MarketView as of February 21, 2024 2-1-1 Crack Spreads & Brent-WTI Differentials ($/bbl) WCS – WTI Differential ($/bbl)RVO-Weighted RINs ($/bbl) Group 3 Crack Spreads ($/bbl) (QTD)

Growing Focus on Renewable Biofuels[1]

CVR Energy

On February 1, 2023, we completed the transformation and restructuring of our business to segregate our renewable operations.

Renewable Diesel Phase 1: Wynnewood

- Conversion of the existing hydrocracker at the Wynnewood Refinery to renewable diesel service and retooling the refinery for maximum condensate processing.
- Capacity of 100 million gallons per year of washed and refined soybean oil or pretreated corn oil to produce renewable diesel and naphtha.
- Conversion was completed April of 2022.

Renewable Diesel Phase 2: Pre-Treater

- Feed pre-treater at Wynnewood mechanically complete and expected to begin operations in 1Q 2024. Addition of the PTU would enable processing of inedible corn oil, animal fats and used cooking oils that generate additional LCFS credits.
- Capitalizes on Wynnewood's strategic location in the farm belt with access to a wide variety of feedstock supply.

Renewable Diesel Phase 3: Coffeyville

- Preliminary discussions ongoing with potential partners for a renewable diesel project, with option for sustainable aviation fuel at our Coffeyville location.
- If constructed, capacity could be up to 500 million gallons per year, of which up to 250 million gallons could be sustainable aviation fuel (SAF).

Future Expansion Opportunities

- Exploring opportunities to produce SAF at Wynnewood.
- Evaluating options to integrate up the supply chain to further secure feedstock supply.
- Also exploring potential investments that could further reduce carbon emissions from the facilities through renewable power generation and carbon capture opportunities.

[1] Projects and phases under consideration and subject to final Board approval, margin environment and other applicable requirements.

14

Renewable Diesel Initiatives

Wynnewood Phase 1&2 Project Economics

Renewable diesel margins impacted by several factors:

- Crude oil price and spread between ULSD and Soybean oil (HOBO spread)
- Feedstock basis (transportation cost + premium for pretreated material)
- RINs prices (1.7 D4 Biodiesel RINs generated per gallon of renewable diesel produced)
- BTC ($1/gal credit authorized through 2024)
- LCFS credit prices
  - Carbon Intensity (CI) of feedstock utilized impacts value of LCFS credits



Benchmark Renewable Diesel Margins ($/gal)
$4.00
$3.00
$2.00
$1.00
$-
$(1.00)
$(2.00)
$(3.00)
Jan-22 Mar-22 May-22 Jul-22 Sep-22 Nov-22 Jan-23 Mar-23 May-23 Jul-23 Sep-23 Nov-23 Jan-24
HOBO
RD Margin (SBO)
RD Margin (RBD)

Key Differentiator vs Other Projects: CVR Energy plans to retain the flexibility to return the unit to hydrocarbon processing and/or install another reactor on the diesel hydrotreater to regain lost hydrocarbon processing capacity if dictated by the margin environment and otherwise approved.

Sensitivities (Annual Cash Flows)[1]:

HOBO Spread	$0.10 per gal	$10M
Federal Blenders Credit	$1.00 per gal	$90M
RIN Price	$0.10 per gal	$15M
Pretreatment	$0.04 per pound	$27M



D4 RIN, BTC and LCFS Credit Prices
D4 RINs and BTC ($/gal)
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
$160
$140
$120
$100
$80
$60
$40
$20
$0
LCFS Credits ($/ton)
Jan-22 Mar-22 May-22 Jul-22 Sep-22 Nov-22 Jan-23 Mar-23 May-23 Jul-23 Sep-23 Nov-23 Jan-24
D4 RIN
BTC
LCFS

[1] Based on approximately 100 million gallons per year.

15

Capital Expenditures and Turnarounds 16 Note: As of December 31, 2023. Shaded areas indicate the top end of capital expenditure estimates. ▪ Maintenance capex estimated at $121MM to $133MM. ▪ Growth capex estimated at $60MM to $69MM. ▪ Wynnewood Alky Project accounts for a significant portion of the expected 2024 growth capex spend. ▪ Wynnewood planned turnaround is scheduled for the spring of 2024 with an estimated cost of $44MM. ▪ Coffeyville’s next planned turnaround is scheduled for 2025. Total Estimated 2024 Petroleum Segment and Other Capex of $181MM - $202MM 2024 Turnaround Spending of $60MM - $70MM

FERTILIZER SEGMENT

18 Stable Trends in Fertilizer Supply & Demand Source: USDA, Fertecon US Nitrogen SupplyCorn Stocks to Use ▪ Fertilizers typically represent approximately 15% of farmers’ cost structure and significantly improve yields. ▪ USDA projecting stocks to use ratio for 2023/2024 at approximately 15%. Nitrogen fertilizer pricing has declined recently as a result of lower natural gas prices in the U.S. and Europe and continued imports into the U.S.; however, supply and demand fundamentals remain favorable. ▪ Major global nitrogen capacity build cycle largely complete in 2017/2018, and additional tons have been absorbed by the market. ▪ Reduced global supply of nitrogen fertilizers due to production curtailments in Europe and restrictions on exports from China. ▪ U.S. has become an exporter of nitrogen fertilizer to Europe.

Strong Demand for Corn in the U.S.

- Corn has a variety of uses and applications, including feed grains, ethanol for fuel, and food, seed and industrial (FSI)
- Feed grains
  - ~96% of domestic feed grains are supplied by corn
  - Consumes ~39% of annual corn crop(1)
- Ethanol
  - Consumes ~36% of annual corn crop(1)
  - Drop in demand for corn in 2021 was impacted by the loss of gasoline and ethanol demand as a result of COVID-19
  - Increased export volumes more than offset temporary demand loss from ethanol
- Corn production typically driven more by yield than acres planted
- Nitrogen fertilizer is generally low on the cost curve for farmers

U.S. Domestic Corn Use



(Bushels in billions)
14.0
12.0
10.0
8.0
6.0
4.0
2.0
0.0
Feed / Residual Use
Ethanol
Seed & Industrial
1980
1984
1988
1992
1996
2000
2004
2008
2012
2016
2020

Domestic Corn Planted Acres and Yield per Acre



Million planted acres
Bushels per harvested acre
Planted acres
Yield per acre
120
100
80
60
40
20
0
200
150
100
50
0
1926
1932
1938
1944
1950
1956
1962
1968
1973
1980
1986
1992
1998
2004
2010
2016
2022

Historical Corn Pricing



($ per Bushel)
$9
$8
$7
$6
$5
$4
$3
$2
$1
$0
$4.50
Jan-14
Mar-15
May-16
Jul-17
Sep-18
Nov-19
Jan-21
Mar-22
May-23

Source: USDA Economic Research Service and USDA WASDE.

(1) Based on 2019 – 2023 average.

19

▪ Summer UAN fill and fall prepay ammonia programs completed in July. Strong demand for nitrogen going into 4Q with consistent buying taking place as growers are in strong financial conditions. Corn Belt UAN and Ammonia prices for 4Q delivery currently approximately $280 - $300/ton and $510 - $525/ton, respectively. ▪ Spot natural gas prices remained low in Europe and the United States, although forward TTF prices for 4Q 2023 are in the range of $15 - $20 per MMBtu, compared to $2.00 - $3.00 per MMBtu in the U.S. ▪ Planted corn acres estimated at 94 million in 2023, with yields of 175 bushels per acre resulting in ending inventories near the ten-year average 2 0 2 4 Recent Domestic Nitrogen Fertilizer Market Conditions 2 0 2 3 Summer Spring ▪ Corn Belt UAN and Ammonia prices approximately $300/ton and $500/ton, respectively for 2Q 2023 shipment. ▪ Some of the curtailed European nitrogen fertilizer production capacity returned amid lower natural gas price environment and imports of fertilizers into the U.S. continued, which reduced concerns around supply availability. ▪ Planted corn acres estimated at 92.0 million in 2023 compared to 88.6 million in 2022. 20 Winter Fall ▪ Harvest completed in early November and demand for Fall ammonia application was one of the strongest periods in recent years. ▪ Corn Belt UAN and Ammonia market prices for 4Q were approximately $290/ton and $725/ton, respectively. ▪ USDA estimates 94.6 million acres of corn were planted in 2023 with harvested acres of 86.5 million and yields of 177.3 bushels per acre, resulting in carryout inventories near the ten-year average. ▪ Natural gas prices remained low in Europe and the United States, with 4Q 2023 TTF prices averaging less than $14 per MMBtu and U.S. prices averaging less than $3.00 per MMBtu. ▪ USDA currently estimating planted corn acreage to be 91.0 million in 2024, compared to 94.6 million in 2023. ▪ Inventories of nitrogen fertilizers across the industry are currently lower than normal starting the new year and a robust fall application period. ▪ Corn Belt and UAN and ammonia prices for spring delivery approximately $280 - $295/ton and $550 - $580/ton, respectively. ▪ Corn prices have moderated with higher carryout levels from 2023 expected. March 2024 corn approximately $4.15/bushel currently. Despite lower corn prices, we believe farmer economics remain attractive at current fertilizer price levels. ▪ The Wheat Belt is seeing moisture this year after drought conditions for the past three years, and wheat top dress is starting.

Strategically Located Assets

- Large geographic footprint serving the Southern Plains and Corn Belt regions
- Well positioned to minimize distribution costs and maximize net back pricing
- Rail loading rack at the Coffeyville facility provides significant logistics optionality west of the Mississippi River due to access to both UP and BNSF delivery points
- Production sustainability due to storage capabilities at the plants and offsite locations
- Location of the Coffeyville facility allows potential for diversification of feedstock to optimize the economics between natural gas and pet coke



WA
OR
CA
ID
NV
MT
WY
UT
CO
AZ
NM
ND
SD
NE
KS
OK
TX
MN
IA
MO
AR
LA
WI
IL
MI
IN
OH
KY
TN
MS
AL
East Dubuque, IL
Coffeyville, KS
Company-Owned Nitrogen Fertilizer Facilities
Union Pacific, BNSF and shared lines
East Dubuque Facility Marketing Area

Metric	Coffeyville Facility	East Dubuque Facility
Current Ammonia / UAN Capacity	1,300 / 3,100 TPD	1,075 / 950 TPD
2023 Ammonia / UAN Production Volumes	2,367 / 3,751 TPD (Consolidated)	
Feedstock	Pet Coke	Natural Gas
Distribution Methods	Rail[1] & Truck	Rail[2], Truck & Barge

(1) Coffeyville Facility carries out railcar distribution via the Union Pacific ("UP") or Burlington Northern Santa Fe ("BNSF") railroad lines.
(2) East Dubuque Facility carries out railcar distribution via the Canadian National Railway Company.

21

Key Operating Statistics Consolidated Production Volumes(1) Consolidated Ammonia Utilization Consolidated Feedstock Costs(1) Consolidated Sales Revenue(1)(2) (1) For the twelve months ended December 31, 2023. (2) Excludes freight and other. 22

Capital Expenditures and Turnaround Expenses 23 ▪ Maintenance capex estimated at $32MM - $35MM. ▪ Growth capex estimated at $12MM - $13MM. ▪ No planned turnarounds scheduled in 2024. ▪ Next planned turnaround is at Coffeyville in 2025. Note: As of December 31, 2023. Shaded areas indicate the top end of capital expenditure estimates. 2024 Total Capex budget of $44MM - $48MM 2024 Minimal Turnaround pre-spending planned

APPENDIX

Non-GAAP Financial Measures 25 Adjusted EBITDA – EBITDA adjusted for certain significant non-cash items and items that management believes are not attributable to or indicative of our on-going operations or that may obscure our underlying results and trends. Direct Operating Expenses per Throughput Barrel represents direct operating expenses for the Company’s Petroleum segment divided by total throughput barrels during the period, which is calculated as total throughput barrels per day times the number of days in the period. EBITDA represents net income (loss) before (i) interest expense, net, (ii) income tax expense (benefit) and (iii) depreciation and amortization expense. Refining Margin represents the difference between the Company’s Petroleum segment net sales and cost of materials and other. Refining Margin adjusted for Inventory Valuation Impact represents Refining Margin adjusted to exclude the impact of current period market price and volume fluctuations on crude oil and refined product inventories purchased in prior periods and lower of cost or net realizable value adjustments, if necessary. The Company records its commodity inventories on the first-in-first-out basis. As a result, significant current period fluctuations in market prices and the volumes it holds in inventory can have favorable or unfavorable impacts on its refining margins as compared to similar metrics used by other publicly-traded companies in the refining industry. Refining Margin and Refining Margin adjusted for Inventory Valuation Impact, per Throughput Barrel represents Refining Margin and Refining Margin adjusted for Inventory Valuation Impacts divided by the total throughput barrels during the period, which is calculated as total throughput barrels per day times the number of days in the period. Note: Due to rounding, numbers presented within this section may not add or equal to numbers or totals presented elsewhere within this document.

Non-GAAP Financial Measures 26 Note: All amounts on this slide are adjusted for the turnaround accounting change effective in 1Q 2019. These amounts are unaudited. (In USD Millions) CVR Energy, Inc. 2020 2021 2022 1Q 2023 2Q 2023 3Q 2023 4Q 2023 2023 Net Income (loss) (320)$ 74$ 644$ 259$ 168$ 354$ 97$ 878$ Add: Interest expense and other financing costs, net of interest income 130 117 85 18 16 11 9 52 Add: Income tax expense (benefit) (95) (8) 157 56 44 84 22 207 Add: Depreciation and amortization 278 279 288 68 72 81 76 298 EBITDA (7)$ 462$ 1,174$ 401$ 300$ 530$ 204$ 1,435$ Revaluation of RFS liability 59 63 135 (56) 2 (174) (57) (284) Gain on marketable securities (34) (81) - - - - - - Unrealized (gain) loss on derivatives 9 (16) 5 (31) 19 48 (67) (32) Inventory valuation impacts, (favorable) unfavorable 58 (127) (24) 20 26 (91) 90 45 Goodwill impairment 41 - - - - - - - Call Option Lawsuits settlement - - 79 - - - - - Adjusted EBITDA 126$ 301$ 1,369$ 334$ 347$ 313$ 170$ 1,164$

Non-GAAP Financial Measures

CVR Energy

Petroleum Segment

(In USD Millions, except per bbl data)

Refining Margin	2020	2021	2022	1Q 2023	2Q 2023	3Q 2023	4Q 2023	2023
Net sales	$ 3,586	$ 6,721	$ 9,919	$ 1,993	$ 2,000	$ 2,298	$ 1,997	$ 8,287
Less:								
Cost of materials and other	(3,288)	(6,100)	(8,488)	(1,582)	(1,667)	(1,691)	(1,690)	(6,629)
Direct operating expenses (exclusive of depreciation and amortization)	(319)	(369)	(426)	(104)	(100)	(105)	(96)	(406)
Depreciation and amortization	(194)	(197)	(182)	(46)	(45)	(50)	(47)	(185)
Gross profit (loss)	(215)	55	823	261	188	452	164	1,067
Add:								
Direct operating expenses (exclusive of depreciation and amortization)	319	369	426	104	100	105	96	406
Depreciation and amortization	194	197	182	46	45	50	47	185
Refining margin	**298**	**621**	**1,431**	**411**	**333**	**607**	**307**	**1,658**
Inventory valuation impacts, favorable (unfavorable)	58	(127)	(22)	12	21	(82)	80	32
Refining margin, adjusted for inventory valuation impacts	**$ 356**	**$ 494**	**$ 1,409**	**$ 423**	**$ 354**	**$ 525**	**$ 387**	**$ 1,690**

Refining Margin per throughput barrel	2020	2021	2022	1Q 2023	2Q 2023	3Q 2023	4Q 2023	2023
Refining margin	$ 298	$ 621	$ 1,431	$ 411	$ 333	$ 607	$ 307	$ 1,658
Dividend by: total throughput barrels	67	76	75	18	18	20	20	76
Refining margin per total throughput barrel	**$ 4.44**	**$ 8.14**	**$ 19.09**	**$ 23.24**	**$ 18.21**	**$ 31.05**	**$ 15.01**	**$ 21.82**
Refining margin, adjusted for inventory valuation impacts	$ 356	$ 494	$ 1,409	$ 423	$ 354	$ 525	$ 387	$ 1,690
Dividend by: total throughput barrels	67	76	75	18	18	20	20	76
Refining margin, adjusted for inventory valuation impacts, per total throughput barrel	**$ 5.31**	**$ 6.48**	**$ 18.80**	**$ 23.91**	**$ 19.38**	**$ 26.87**	**$ 18.93**	**$ 22.24**

Direct Operating Expense per throughput barrel	2020	2021	2022	1Q 2023	2Q 2023	3Q 2023	4Q 2023	2023
Direct operating expenses	$ 319	$ 369	$ 426	$ 104	$ 100	$ 105	$ 96	$ 406
Divided by: total throughput (mm bbls)	67	76	75	18	18	20	20	76
Direct operating expenses per total throughput barrel	**$ 4.76**	**$ 4.83**	**$ 5.68**	**$ 5.90**	**$ 5.46**	**$ 5.39**	**$ 4.69**	**$ 5.34**

27

Non-GAAP Financial Measures 28 (In USD Millions) CVR Partners, L.P. 2020 2021 2022 1Q 2023 2Q 2023 3Q 2023 4Q 2023 2023 Net Income (loss) (98)$ 78$ 287$ 102$ 60$ 1$ 10$ 172$ Add: Interest expense and other financing costs, net of interest income 63 61 34 7 7 8 7 29 Add: Depreciation and amortization 76 74 82 15 20 23 21 80 EBITDA 41$ 213$ 403$ 124$ 87$ 32$ 38$ 281$ Goodwill impairment 41 - - - - - - - Adjusted EBITDA 82$ 213$ 403$ 124$ 87$ 32$ 38$ 281$

2024 Estimated Capital Expenditures 29 (1) Includes renewables spending for the Wynnewood Refinery’s renewable feedstock pretreater project. As of December 31, 2023, Renewables does not meet the definition of a reportable segment as defined under Accounting Standards Codification Topic 280. Maintenance Growth Total Low High Low High Low High Petroleum 94$ 14$ 108$ 113$ 123$ 51$ 55$ 164$ 178$ Nitrogen Fertilizer 28 1 29 32 35 12 13 44 48 Other(1) 6 54 60 8 10 9 14 17 24 Total 128$ 69$ 197$ 153$ 168$ 72$ 82$ 225$ 250$ 2023 Actual 2024 Estimate Maintenance Growth Total

50% CVR Energy, Inc. NYSE: CVI Icahn Enterprises L.P & Affiliates Public CVR GP, LLC CVR Partners, LP NYSE: UAN Nitrogen Fertilizer Segment Subsidiaries Public 63.2 % N-E GP Interest(2) (1) Ownership is 100% unless otherwise noted (2) Non-Economic General Partner Interest (“N-E GP Interest”) 33.7% 66.3% 36.8% 45Q JV Entities Other Subsidiaries (including Renewables) 40% 50% Petroleum Segment Subsidiaries Enable South Central Pipeline, LLC Midway Pipeline, LLC Simplified Organizational Structure(1) 30